Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Form 10-Q of our report dated March 21, 2017 on our audit of the financial statements of Odyssey Group International, Inc. as of July 31, 2016 and 2015.

/s/ Piercy Bowler Taylor & Kern

Certified Public Accountants

Salt Lake City, Utah

March 21, 2017